GRANTED

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

NATHAN CARTER, on behalf of himself and all similarly situated stockholders, Plaintiff, v. B. RILEY SECURITIES, INC., B. RILEY PRINCIPAL 150 SPONSOR CO., LLC, B. RILEY PRINCIPAL INVESTMENTS, LLC, B. RILEY FINANCIAL, INC., DANIEL SHRIBMAN, BRYANT RILEY, NICHOLAS HAMMERSCHLAG, ROSS LEVINSOHN, SAMUEL MCBRIDE, and TIMOTHY PRESUTTI, Defendants.	C.A. No. 2024-0605-KSJM

AMENDED [PROPOSED] ORDER AND FINAL JUDGMENT

WHEREAS, a stockholder class action is pending in this Court in the above-captioned action (the "Action");

WHEREAS, a Stipulation and Agreement of Compromise, Settlement, and Release, dated as of February 13, 2025 (the "Stipulation" or "Settlement"), has been entered into by and among: (i) Plaintiff Nathan Carter ("Plaintiff"), on behalf of himself and the Class (as defined herein); (ii) defendants B. Riley Securities, Inc., B. Riley Principal 150 Sponsor Co., LLC, B. Riley Principal Investments, LLC, B. Riley Financial, Inc., Daniel Shribman, Bryant Riley, Nicholas Hammerschlag, Ross

Levinsohn, Samuel McBride, and Timothy Presutti (collectively, the "Defendants"); and (iii) non-party GameSquare Holdings, Inc., as successor to FaZe Clan, Inc. ("GameSquare"), as successor to FaZe Clan, Inc. ("GameSquare") and together with Plaintiff and Defendants (the "Parties" and each a "Party"); and

WHEREAS, the Stipulation provides for a settlement, subject to the approval of the Court, among the Parties and for dismissal of the claims for breaches of fiduciary duties in their various capacities as directors, officers, and controllers of B. Riley 150 Merger Corp. ("BRPM") against the Defendants upon the terms and conditions set forth in the Stipulation; and

WHEREAS, except for terms defined herein, the Court adopts and incorporates the definitions in the Stipulation for purposes of this Order and Final Judgment; and

WHEREAS, by Order dated February 26, 2025 (the "Scheduling Order"), the Court (i) preliminarily certified the Class solely for purposes of effectuating the Settlement; (ii) ordered that the Notice of the proposed Settlement be provided to potential Class Members; (iii) provided Class Members with the opportunity to object to the proposed Settlement, the proposed Plan of Allocation, and/or Plaintiff's Counsel's application for a Fee and Expense Award; and (iv) scheduled a hearing regarding final approval of the Settlement; and

WHEREAS, the Court conducted a hearing on May 13, 2025 (the "Settlement Hearing") to: (i) determine whether to finally certify the Class for settlement purposes only, pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2); (ii) determine whether Plaintiff and Plaintiff's Counsel have adequately represented the Class, and whether Plaintiff should be finally appointed as Class representatives for the Class and Plaintiff's Counsel should be finally appointed as Class counsel for the Class; (iii) determine whether the proposed Settlement should be approved as fair, reasonable, and adequate to the Class and in the best interests of the Class; (iv) determine whether the claims should be dismissed with prejudice and the Releases provided under the Stipulation should be granted; (v) determine whether the Order and Final Judgment approving the Settlement should be entered; (vi) determine whether the proposed Plan of Allocation of the Net Settlement Fund is fair and reasonable, and should therefore be approved; (vii) determine whether and in what amount any Fee and Expense Award should be paid to Plaintiff's Counsel out of the Settlement Fund; (viii) hear and rule on any objections to the Settlement, the proposed Plan of Allocation, and/or Plaintiff's Counsel's application for a Fee and Expense Award; and (ix) consider any other matters that may properly be brought before the Court in connection with the Settlement; and

WHEREAS, it appearing that due Notice of the hearing has been given in accordance with the Scheduling Order; the Parties having appeared by their

respective attorneys of record; the Court having heard and considered evidence in support of the proposed Settlement, the Plan of Allocation, and the application by Plaintiff's Counsel for a Fee and Expense Award; the attorneys for the respective Parties having been heard; an opportunity to be heard having been given to all Class Members or other Persons requesting to be heard in accordance with the Scheduling Order; the Court having determined that the Notice to Class Members was adequate and sufficient; and the entire matter of the proposed Settlement having been heard and considered by the Court;

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

1. The Court has jurisdiction over the subject matter of the claims in the Action, and all matters relating to the Settlement, as well as personal jurisdiction over the Parties, and the Class Members, and it is further determined that Plaintiff, Defendants, GameSquare, and the Class, as well as any and all of their respective representatives, trustees, executors, administrators, estates, heirs, successors in interest, successors, predecessors in interest, predecessors, transferees, and assigns, immediate and remote, and any Person acting for or on behalf of, or claiming under, any of them, and each of them, together with their respective successors in interest, successors, predecessors in interest, predecessors, transferees, and assigns, are bound by this Order and Final Judgment.

2. The dissemination of the Notice, substantially in the form attached as Exhibit B to the Stipulation, and mailing and publication of the Summary Notice, substantially in the form attached as Exhibit C to the Stipulation, pursuant to and in the manner prescribed in the Scheduling Order, combined with the posting of the Notice and Summary Notice on the Settlement Administrator's website, pursuant to and in the manner prescribed in the Scheduling Order, is hereby determined to be the best notice reasonably practicable under the circumstances, to constitute due and sufficient notice to all Persons entitled to receive notice of the Settlement, and in full compliance with Delaware Court of Chancery Rule 23, the requirements of due process, and all other applicable law and rules.

3. Upon agreement of the Parties as submitted to the Court by letter submission on September 12, 2025, the Court hereby finally certifies the Action, for purposes of the Settlement only, as a non-opt-out class action pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2), on behalf of the following class (the "Class"):

> All record and beneficial holders of BRPM Common Stock as of the July 13, 2022 redemption date who were entitled to, but did not, redeem such shares, together with their heirs, assigns, transferees and successors-in-interest who acquired their shares by operation of law, but excluding (a) Defendants and GameSquare Holdings, Inc. ("GameSquare"); (b) the directors, officers, or partners of BRPM as of the Redemption Date; (c) the members of immediate families of Defendants or any person who was a director, officer, or partner of FaZe Clan, Inc. as of the Redemption Date; (d) the parents, subsidiaries, and affiliates of GameSquare; (e) any entity in which any Defendant or

any other excluded party has, or had a controlling interest as of the Redemption Date; and (f) the heirs, successors, or assigns of any such excluded person or entity and the legal representatives of Defendants.

4. The Court hereby appoints Plaintiff as Class representative and Plaintiff's Counsel, Levi & Korsinsky, LLP, as lead counsel for the Class, and Ashby & Geddes, P.A. as additional counsel for the Class. Plaintiff and Plaintiff's Counsel have fairly and adequately represented the Class, both in terms of litigating the claims in the Action and for purposes of entering into and implementing the Settlement.

5. For purposes of the Settlement only, the Court finds that each element required for certification of the Class pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2) has been met in that: (a) the Persons who are members of the Class (collectively, the "Class Members") are so numerous that their joinder in the Action would be impracticable; (b) there are questions of law and fact common to the Class; (c) the claims of Plaintiff are typical of the claims of the Class; (d) in connection with the prosecution of the claims in the Action and the Settlement, Plaintiff and Plaintiff's Counsel have fairly and adequately represented and protected the interests of the Class; (e) the prosecution of separate actions by individual Class Members would create a risk of inconsistent adjudications that would establish incompatible standards of conduct for Defendants, and, as a practical matter, the disposition of the claims in the Action as against Defendants would influence the disposition of any pending or future identical suits, actions, or proceedings brought

by other Class Members; and (f) Defendants are alleged to have acted or refused to act on grounds generally applicable to the Class, thereby making appropriate final injunctive relief or corresponding declaratory relief with respect to the Class as a whole.

6. The Settlement as provided for in the Stipulation is approved as fair, reasonable, and adequate, and in the best interests of the Class.

7. Pursuant to Court of Chancery Rule 23, the Court fully and finally approves the Settlement in all respects, the Parties are hereby authorized and directed to consummate the Settlement in accordance with the terms and provisions of the Stipulation, and the Register of Chancery is directed to enter and docket this Order and Final Judgment dismissing the claims in the Action in their entirety and with prejudice.

8. The Stipulation shall be binding upon and inure to the benefit of the Released Parties.

9. Upon the Effective Date, Plaintiff and each and every Class Member, as well as their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, assigns, and transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under or through, any of them, and each of them, together with their predecessors-in-interest, predecessors, successors-in-interest,

successors, and assigns, each of the foregoing in their capacities as such only, shall have fully, finally, and forever released, settled, and discharged Released Defendant Parties and Released GameSquare Parties from and with respect to every one of Released Plaintiff's Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute any of Released Plaintiff's Claims against any of Released Defendant Parties and Released GameSquare Parties.

10. Upon the Effective Date, Defendants and GameSquare, as well as each of their respective current and former parents, affiliates, subsidiaries, committees, insurers, reinsurers, attorneys, heirs, executors, administrators, trustees, estates, employees, officers, directors, predecessors, predecessors-in-interest, successors, successors-in-interest, immediate family members, beneficiaries, assigns, and any entity under their control, shall have fully, finally, and forever released, settled, and discharged Released Plaintiff Parties from and with respect to every one of Released Defendants Claims and Released GameSquare Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute any of Released Defendants' Claims or Released GameSquare Claims against any of Released Plaintiff Parties.

11. The terms of the Settlement were negotiated at arm's length and in good faith, and reflect a settlement that was reached voluntarily based upon adequate

information and sufficient discovery and after consultation with experienced legal counsel.

12. Plaintiff's Counsel are hereby awarded attorneys' fees of 15% of the cash and stock Settlement consideration that has been or will be deposited by Defendants, their Insurance Carrier, and/or GameSquare to the Escrow Account pursuant to the Stipulation of Settlement, plus cash reimbursement of litigation expenses in the amount of $32,303.17 (the "Fee and Expense Award"), which amounts the Court finds to be fair and reasonable. The Fee and Expense Award shall be paid solely out of the Settlement Fund. Neither Plaintiff, nor Plaintiff's Counsel, nor any Class Member, shall make, or assist any other counsel in making, any application for an award of fees, cost, or expenses in any other jurisdiction from Defendants, GameSquare, or any of Released Defendant Parties or Released GameSquare Parties.

13. The Court hereby finds and concludes that the method of distributing payments to Eligible Class Members on a *pro rata* basis, as set forth in the Plan of Allocation in Exhibit E to the Stipulation and as explained in the Notice, provides a fair and reasonable basis upon which to allocate the proceeds of the Net Settlement Fund among Eligible Class Members with due consideration having been given to administrative convenience and necessity.

14. The binding effect of this Order and Final Judgment and the obligations of Plaintiff, Class Members, Defendants, and GameSquare under the Stipulation shall not be conditioned upon or subject to the resolution of any appeal from this Order and Final Judgment that relates solely to the Fee and Expense Award or to the Plan of Allocation.

15. The Parties and all Class Members shall be and are deemed bound by the Stipulation and this Order and Final Judgment. This Order and Final Judgment, including the release of all Released Plaintiff's Claims against all of Released Defendant Parties and Released GameSquare Parties; and the release of all Released Defendants' Claims and Released GameSquare Claims against all Released Plaintiff Parties, shall have *res judicata,* collateral estoppel, and all other preclusive effect in all pending and future lawsuits, arbitrations, or other proceedings involving any of the Released Claims against any of the Released Parties.

16. The Court finds and concludes that the Parties and their respective counsel have complied in all respects with the strictures of Delaware Court of Chancery Rule 11 in connection with the institution, prosecution, defense, and settlement of the Action.

17. If the Settlement is terminated as provided in the Stipulation or the Effective Date otherwise fails to occur, (a) this Order and Final Judgment shall be rendered null and void and shall be vacated; (b) all orders entered and releases

delivered in connection herewith shall be null and void; (c) all of the Parties shall be deemed to have reverted to their respective litigation statuses as of immediately prior to the execution of the settlement term sheet on August 27, 2024 (the "Settlement Term Sheet"), and they shall proceed in all respects as if the Settlement Term Sheet and the Stipulation had not been executed and any related orders had not been entered; (d) all claims and defenses as to any issue in the claims in the Action shall be preserved without prejudice; and (e) the statements made in connection with the negotiation of the Settlement Term Sheet and the Stipulation shall not be deemed to prejudice in any way the positions of any of the Parties with respect to the Action, or to constitute an admission by any Party, and shall not be used or entitle any Party to recover any fees, costs, or expenses incurred in connection with the Action.

18. Neither the Settlement Term Sheet, the Stipulation, the fact of or any terms and conditions of the Settlement, nor any communications relating thereto, are evidence, or a presumption, admission, or concession by any Party of any wrongdoing, fault, liability, or damages whatsoever, which are expressly denied and disclaimed by each of the Parties. Neither the Settlement Term Sheet, the Stipulation, nor any of their terms, conditions, and provisions, nor any of the negotiations or proceedings in connection therewith, nor any of the documents or statements referred to herein or therein, nor the Settlement, nor the fact of the Settlement, nor the Settlement proceedings, nor any statements in connection

therewith, shall (a) be argued to be, used, or construed as, offered or received in evidence as, or otherwise constitute an admission, concession, presumption, proof, evidence, or a finding of any liability, fault, wrongdoing, injury, or damages, or of any wrongful conduct, acts, or omissions on the part of any of Released Defendant Parties, or of any infirmity of any defense, or of any damage to Plaintiff or any Class Member; (b) otherwise be used to create or give rise to any inference or presumption against any of Released Defendant Parties concerning any fact alleged or that could have been alleged, or any claim asserted or that could have been asserted, in the claims in the Action, or of any purported liability, fault, or wrongdoing of any of Released Defendant Parties or of any injury or damages to any Person; (c) be argued to be, used or construed as, offered or received in evidence as, or otherwise constitute an admission, concession, presumption, proof, evidence, or finding that any of Plaintiff's claims lack merit in any respect whatsoever, that any of Defendants had meritorious defenses, or that damages recoverable from Defendants in connection with the claims would not have exceeded the Settlement Amount; or (d) be admissible, referred to, interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any Person in the Action, or in any other suit, action, or proceeding whatsoever, whether civil, criminal, or administrative; provided, however, that the Stipulation and/or this Order and Final Judgment may be introduced in any suit, action, or proceeding, whether in this Court or otherwise, as

may be necessary to enforce its terms or to argue that the Stipulation and/or this Order and Final Judgment has *res judicata,* collateral estoppel, or other issue or claim preclusive effect, or to otherwise consummate or enforce the Stipulation, Settlement, and/or this Order and Final Judgment, including, without limitation, to secure any insurance rights or proceeds, or as otherwise required by law. This provision shall remain in force in the event that the Settlement is terminated for any reason whatsoever.

19. Without further order of the Court, the Parties may agree in writing to reasonable extensions of time to carry out any of the provisions of the Stipulation and the Settlement.

20. Without affecting the finality of this Order and Final Judgment in any way, the Court reserves jurisdiction over all matters relating to the administration and consummation of the Settlement.

21. The claims in the Action are hereby dismissed in their entirety and with prejudice. The Parties are to bear their own costs, except as otherwise provided in this Order and Final Judgment, the Scheduling Order, and the Stipulation.

____
Kathaleen St. Jude McCormick,
Chancellor

Court:	DE Court of Chancery Civil Action
Judge:	Kathaleen St Jude McCormick
File & Serve Transaction ID:	77065628
Current Date:	Sep 22, 2025
Case Number:	2024-0605-KSJM
Case Name:	Nathan Carter v. B. Riley Securities, Inc.
Court Authorizer:	Kathaleen St Jude McCormick

/s/ Judge Kathaleen St Jude McCormick